UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2011

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported by Rotate Black, Inc. (the “Company”, “we” or “our”) on a Current Report on Form 8-K filed with the Securities Exchange Commission on July 1, 2010, the Company entered into an agreement (the “Agreement”) with Catskills Gaming and Development, LLC (“Flaum Catskills”), pursuant to which the Company and its affiliate Rotate Black, LLC, agreed to sell to Flaum Catskills shares of stock constituting 100% of the ownership of Rotate Black Gaming, Inc. (“RB Catskills Gaming”).  Flaum Catskills is controlled by one of the Company’s principal shareholders David Flaum.  The close of the transaction was pending approval of the Seneca Nation of Indians (“Seneca Nation”).

On January 18, 2011, the Seneca Nation sent a letter to Mr. Flaum indicating that any further discussions pertaining to gaming development in the Catskills region of New York is premature until the United States imposed moratorium on the acquisition of lands in trust for new Indian gaming facilities has been lifted.   The Company received a copy of this letter on January 19, 2011 from Mr. Flaum. The above summary of the letter from the Seneca Nation is a summary only and is qualified in its entirety by the letter from the Seneca Nation, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

    (d)   Exhibits

Exhibit No.	Description
99.1	Letter from Seneca Nation of Indians to David Flaum.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: January 26, 2011	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer

3